EX-(k)(ii)

CONSENT OF COUNSEL

I hereby consent both to the reference to my name under the heading “Legal Opinion” in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 for The Guardian Separate Account K and to the filing of this consent as an exhibit thereto.

By	/s/ RICHARD T. POTTER, JR.
Richard T. Potter, Jr. Senior Vice President and Counsel

New York, New York

April 27, 2012